AMENDMENT NO. 3
                               TO
               ARCO CHEMICAL COMPANY SAVINGS PLAN

                   __________________________


     Pursuant to resolutions adopted by Board of Directors on October 17, 1996, the ARCO Chemical Company Savings Plan (the
"Plan") is hereby amended effective as of October 1, 1996.

     A new Section 15 is added to the Plan to read as follows:

                             "SECTION 15
      SPECIAL PROVISION APPLICABLE TO CERTAIN FORMER EMPLOYEES
          OF THE PLASTIC BUSINESS OF ARCO CHEMICAL COMPANY

    15.1  Pursuant to an agreement dated October  1,  1996,
          (the "Agreement"), ARCO Chemical Company (the "Company") sold its plastic business to NOVA Chemicals, Inc. ("NOVA"). In connection with the Agreement and as a result of this sale, certain employees of the Company ceased to be employed by the Company and commenced employment with NOVA. Such employees are hereinafter referred to as "NOVA Transferees".

    15.2  The  rights and benefits under the Plan  of  NOVA
          Transferees shall be governed by the Plan, except as provided in this Section 15.

    15.3 Notwithstanding the provisions of Paragraph 6.8 of the Plan, to the extent a NOVA Transferee directs the Plan to sell shares of ARCO Chemical Company Common Stock ("Common Stock"), ARCO Chemical Company shall purchase such Common Stock from the Plan, as set forth herein (the "Buyback Program").

    15.4 The Buyback Program shall terminate no later than October 30, 1997.

    15.5 The maximum number of shares to be purchased by ARCO Chemical Company under the Buyback Program shall be 320,000 shares.

    15.6 The Buyback Program may be terminated by ARCO Chemical Company with 30 days written notice to affected NOVA Transferees; provided, however, that such termination shall not occur earlier than February 1, 1997.

    15.7 Upon completion of the Buyback Program pursuant to Paragraph 15.4, 15.5 or 15.6, the sale of Common Stock as directed by NOVA Transferees shall be made pursuant to Paragraph 6.8.

    15.8 The price received by NOVA Transferees for the shares of Common Stock purchased by ARCO Chemical
          Company shall be the price determined for other Members in accordance with Paragraph 6.8.

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    15.9  The  Savings Plan Administrative Committee  shall
          have   full   authority   and   discretion   to   adopt
          administrative rules and procedures to implement the Buyback Program."

     Executed this 18th day of October, 1996.


ATTEST                                  ARCO CHEMICAL COMPANY


    /s/ JOHN G. CHOU                     /s/ FRANK W. WELSH
By:_______________________              By:_________________________
                                              FRANK W. WELSH
                                              Vice President
                                              Human Resources


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